UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260

San Diego, CA 92122

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Meeting”) of Daré Bioscience, Inc. (“Daré,” “we,” “us,” or “our”) was held on November 10, 2026 and the following proposals were voted upon by our stockholders. The proposals are described in detail in our definitive proxy statement for the Meeting filed with the U.S. Securities and Exchange Commission on October 6, 2026. Below is a brief description of, and the final results of the votes for, each proposal.

Proposal 1: Our stockholders approved, in accordance with Nasdaq listing rules, the potential future issuance of shares of our common stock upon the exercise of outstanding warrants by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,320,515	2,369,554	38,382	—

Proposal 2: Our stockholders approved an adjournment of the Meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 1 if there were not sufficient votes at the time of the Meeting to approve Proposal 1 by the votes set forth below. The adjournment authorized by Proposal 2 was not necessary because there were sufficient votes to approve Proposal 1.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,364,004	2,311,408	53,039	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: November 12, 2026	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer

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